UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

SIGNAL HILL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41281	82-2579543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2810 N. Church Street, Suite 94644 Wilmington, DE	19802-4447
(Address of principal executive offices)	(Zip Code)

(646) 504-8172

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, which consist of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant to purchase one share of Class A common stock	SGHLU	The Nasdaq Global Market

Class A common stock, par value $0.0001 per share	SGHL	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SGHLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Due to Signal Hill Acquisition Corp.’s (the “Company”)  anticipated inability to consummate an initial business combination within the time period required by its Second Amended and Restated Certificate of Incorporation, the Company intends to dissolve and liquidate in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation and will redeem all of the shares of outstanding Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.43.

As of the close of business on May 26, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The Company anticipates that the Public Shares, as well as the Company’s publicly traded units, warrants, and rights, will cease trading as of the close of business on May 26, 2023.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed on May 29, 2023.

The Company’s initial stockholders have waived their redemption rights with respect to the Company’s outstanding common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market, LLC will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

On May 19, 2023, the Company issued a press release announcing that the Company intends to dissolve and liquidate in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated May 22, 2023

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may be deemed to constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, including, without limitation, the redemption of the Company’s public shares. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Hill Acquisition Corp.

Date: May 22, 2023	By:	/s/ Jonathan Bond
		Name:	Jonathan Bond
		Title:	Chief Executive Officer